INDEPENDENT AUDITOR'S CONSENT




We consent to the incorporation by reference of our report dated February 8, 1999 accompanying the financial statements of Simtek Corporation to the Form S-8 Registration Statement of Simtek Corporation.




/S/ HEIN + ASSOCIATES LLP


Denver, Colorado
April 9, 1999